CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectuses and to the use of our reports dated March 15, 2002 with respect to the consolidated financial statements of Sage Life Assurance of America, Inc. and March 29, 2002 with respect to the financial statements of The Sage Variable Annuity Account A, included in the Registration Statement (Form S-1) and related Prospectus of Sage Life Assurance of America, Inc.



                                                         /s/ERNST & YOUNG LLP



New York, New York
April 25, 2002